EX-33.4
(logo) CAPMARK

Capmark Finance Inc.
Report on Assessment of Compliance with
SEC Regulation AB Servicing Criteria as Master Servicer
As of and for the Year Ended December 31, 2007


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Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria as
Master Servicer


Capmark Finance Inc. ("Capmark") is responsible for assessing compliance as of and for the year ended December 31, 2007 (the "Reporting Period"), with the servicing criteria set forth in item 1122(d) of Regulation AB of the Securities and Exchange Commission for the asset backed securities transactions listed below (the "Transactions" in Exhibit I). This assertion includes all commercial mortgage loans sold in public securitizations from the period January 1, 2006 through December 31, 2007 for which Capmark served as master servicer (the "Platform"). Capmark has concluded that the criteria are applicable as shown (indicated by x) below to the master servicing of the loans in the
Transactions:

Regulation AB Compliance Map


             Regulation AB Criteria 1122(d)                      Master
(1) General servicing considerations.

(i) Policies and procedures are instituted to                    X
monitor any performance or other triggers and
events of default in accordance with the
transaction agreements.

(ii) If any material servicing activities are                    X
outsourced to third parties, policies and
procedures are instituted to monitor the
third party's performance and compliance with
such servicing activities.

(iii) Any requirements in the transaction                        Not Applicable
agreements to maintain a back-up servicer for
the pool assets are maintained.

(iv) A fidelity bond and errors and omissions                    X
policy is in effect on the party
participating in the servicing function
throughout the reporting period in the amount
of coverage required by and otherwise in
accordance with the terms of the transaction
agreements.

(2) Cash Collection and Administration.

(i) Payments on pool assets are deposited into                   X
the custodial bank accounts and
related bank clearing accounts no more than
two business days of receipt, or such other
number of days specified in the transaction
agreements.

(ii) Disbursements made via wire transfer on                     X
behalf of an obligor or to an investor are
made only by authorized personnel.

(iii) Advances of funds or guarantees regarding                  X
collections, cash flows or distributions, and
any interest or other fees charged for such
advances, are made, reviewed and approved as
specified in the transaction agreements.


             Regulation AB Criteria 1122(d)                      Master
(iv) The related accounts for the transaction,                   X
such as cash reserve accounts or accounts
established as a form of
overcollateralization, are separately
maintained (e.g., with respect to commingling
of  cash) as set forth in the
transaction agreements.

(v) Each custodial account is maintained at a                    X
federally insured depository institution as
set forth in the transaction agreements. For
purposes of this criterion, "federally
insured depository institution" with respect
to a foreign financial institution means a
foreign financial institution that meets the
requirements of 240.13k-1(b)(1) of this chapter.

(vi) Unissued checks are safeguarded so as to                    X
prevent unauthorized access.

(vii) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliation:

(A) Are mathematically accurate;                                 X

(B) Are prepared within 30 calendar days after                   X
the bank statement cutoff date, or such other
number of days specified in the transaction
agreements;

(C) Are reviewed and approved by someone                         X
other than the person who prepared the
reconciliation; and

(D) Contains explanations for reconciling items.                 X
These reconciling items are resolved within 90
calendar days of their original identification, or
such other number of days specified in the
transaction agreements.

(3) Investor remittances and reporting.

(i) Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
Specifically, such reports:

(A) Are prepared in accordance with timeframes                   X
and other terms set forth in the transaction
agreements;

(B) Provide information calculated in accordance                 X
with the terms specified in the transaction
agreements;

(C) Are filed with the Commission as required                    Not Applicable
by its rules and regulations; and

(D) Agree with investors' or the trustee's records as            X
to the total unpaid principal balance and number
of pool assets serviced by the servicer.

(ii) Amounts due to investors are allocated and                  X
remitted in accordance with timeframes,
distribution priority and other terms set
forth in the transaction agreements.

(iii) Disbursements made to an investor are posted               X
within two business days to the servicer's
investor records, or such other number of
days specified in the transaction agreements.


             Regulation AB Criteria 1122(d)                      Master
(iv) Amounts remitted to investors per the                       X
investor reports agree with cancelled checks,
or other form of payment, or custodial bank
statements.

(4) Pool Asset Administration.

(i) Collateral or security on pool assets is                     Not Applicable
maintained as required by the transaction
agreements or related pool asset documents.

(ii) Pool assets and related documents are                       Not Applicable
safeguarded as required by the transaction
agreements.

(iii) Any additions, removals or substitutions to                X
the asset pool are made, reviewed and approved in
accordance with any conditions or requirements
in the transaction agreements.

(iv) Payments on pool assets, including any                      X
payoffs, made in accordance with the related
pool asset documents are posted to the applicable
servicer's obligor records maintained no more
than two business days after receipt, or such
other number of days specified in the
transaction agreements and allocated to
principal, interest or other items (e.g.,
escrow) in accordance with the related
documents.

(v) The Servicer's records regarding the pool                    X
assets agree with the servicer's records
with respect to an obligor's unpaid principal
balance.

(vi) Changes with respect to the terms or status                 X
of an obligor's pool asset (e.g., loan
modifications or re-agings) are made,
reviewed and approved by authorized personnel
in accordance with the transaction agreements
and related pool asset documents.

(vii) Loss mitigation or recovery actions (e.g.,                 Not Applicable
forbearance plans, modifications and deeds in
lieu of foreclosure, foreclosures and
repossessions, as applicable) are initiated,
conducted and concluded in accordance with
the timeframes or other requirements
established by the transaction agreements.

(viii) Records documenting collection efforts are                Not Applicable
maintained during the period a pool asset
is delinquent in accordance with the
transaction agreements. Such records are
maintained on at least a monthly basis, or
such other period specified in the
transaction agreements, and describe the
entity's activities in monitoring delinquent
pool assets including, for example, phone
calls, letters and payment rescheduling plans
where delinquency is deemed temporary (e.g.,
illness or unemployment).

(ix) Adjustments to interest rates or rates of                   Not Applicable
return for pool assets with variable rates
are computed based on the related pool
asset documents.


             Regulation AB Criteria 1122(d)                      Master
(x) Regarding any funds held in trust for an
obligor (such as escrow accounts):

(A) Such funds are analyzed, in accordance                       Not Applicable
with the obligor's pool asset documents, on at
least an annual basis, or such other period
specified in the transaction agreements;

(B) Interest on such funds is paid, or credited, to              Not Applicable
obligors in accordance with applicable pool
asset documents and state laws; and

(C) Such funds are returned to the obligor                       Not Applicable
within 30 calendar days of full repayment of
the related pool asset, or such other
number of days specified in the transaction
agreements.

(xi) Payments made on behalf of an obligor (such                 Not Applicable
as tax or insurance payments) are made on or
before the related penalty or expiration
dates, as indicated on the appropriate bills
or notices for such payments, provided that
such support has been received by the
servicer at least 30 calendar days prior to
these dates, or such other number of days
specified in the transaction agreements.

(xii) Any late payment penalties in connection with              Not Applicable
any payment to be made on behalf of an
obligor are paid from the servicer's funds
and not charged to the obligor, unless the
late payment was due to the obligor's error
or omission.

(xiii) Disbursements made on behalf of an obligor                Not Applicable
are posted within two business days to the
obligor's records maintained by the servicer,
or such other number of days specified in the
transaction agreements.

(xiv) Delinquencies, charge-offs and uncollectible               X
accounts are recognized and recorded in
accordance with the transaction agreements.

(xv) Any external enhancement or other support,                  Not Applicable
identified in Item 1114(a)(1) through (3) or
Item 1115 of this Regulation AB, is maintained as
set forth in the transaction agreements.




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The servicing criteria, after giving effect to the foregoing exclusions, are referred to as the "Applicable Servicing Criteria".

For the Reporting Period, Capmark has assessed its compliance with the Applicable Servicing Criteria for the Transactions and has concluded that its servicing operation has complied, in all material respects with the Applicable Servicing Criteria.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on management's assertion of compliance with the Applicable Servicing Criteria.

Capmark Finance Inc.

Date: February 29, 2008



/s/ Michael I. Lipson
Michael I. Lipson
Executive Vice President
Capmark Services



/s/ Joseph A. Funk
Joseph A. Funk
Managing Director
Capmark Services


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Exhibit I


Master Servicing Transactions
for Regulation AB

CD 2006-CD3
CD, SERIES 2007-CD4
CD, SERIES 2007-CD5
CGCMT SERIES 2007-C6
COMM SERIES 2007-C9
CSFB 2006 C1
CSMC SERIES 2007-C1
CSMC, SERIES 2007-C5
GMAC 2006-C1
JP 2006-CIBC16
JP 2006-LDP7
JPMC SERIES 2007-CIBC18
JPMC SERIES 2007-CIBC19
JPMC, SERIES 2007-C1
JPMCC 2006 CIBC 14
JPMCC 2006 LDP6
JPMCC 2006 LDP9
MLCFC 2006-3
MSCI 2007 IQ15
MSCI, SERIES 2006-IQ12
MSCI, SERIES 2007-HQ11
MSCI, SERIES 2007-IQ14
MSCI, SERIES 2007-IQ16